                               POWER OF ATTORNEY

     Know all by these present, that the undersigned does hereby constitute and appoint John M. Gherlein, John J. Harrington and Mark Tepsich, and each of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all things, and execute any or all instruments which, after the advice of counsel, said attorneys and agents may deem necessary and advisable to enable the undersigned to comply with the Securities Exchange Act of 1934, as amended, and any rules and regulations and requirements of the Securities and Exchange
Commission ("SEC") in connection with the Ratner, Miller, Shafran Shareholders
Agreement among the undersigned and certain other parties, including specifically, but without limitation thereof, power of attorney to sign the undersigned's name to a Form ID, Schedule 13D or 13G and any amendments thereto, or a Form 144, Form 3, Form 4 or Form 5 and any amendments thereto, to be filed with the SEC in respect of the shares of capital stock of Forest City Realty
Trust, Inc., successor to Forest City Enterprises, Inc.; and the undersigned does hereby ratify and confirm all that any of said attorneys and agents shall do or cause to be done by virtue hereof.

     Executed on this 14 day of January, 2016.

     /s/ Richard Miller
     --------------------------------
     Name: Richard Miller

                                    Exhibit A

     Trustee.

     Gabrielle Miller Trust Agreement dated November 29, 1985, as amended and restated